Exhibit 10.2f



                                D.R. HORTON, INC.
                            1991 STOCK INCENTIVE PLAN



                                 Amendment No. 6



    The D.R. Horton, Inc. 1991 Stock Incentive Plan, as amended (the "Plan"), was amended by the Board of Directors of the Company on November 18, 1997, in the following respects:

    1. The first sentence of Paragraph 3 of the Plan is hereby amended to read in its entirety as follows:

    The shares of Common Stock and any other Company Security which may be (a) sold upon the exercise of Option Rights, (b) delivered upon the exercise of Appreciation Rights, (c) granted or sold as Restricted Stock and released from substantial risks of forfeiture and restrictions on transfer thereof or (d) delivered in payment of any Performance Units or as Performance Shares (or in lieu thereof), shall not exceed in the aggregate 6,000,000 shares, subject to adjustment as provided in Paragraph 10 of this Plan.

    2. In all other respects, the Plan as previously approved is hereby ratified and confirmed.




November 18, 1997